Exhibit 99.1

Mattersight Announces First Quarter 2012 Results

CHICAGO, IL, May 10, 2012 – Mattersight Corporation (Nasdaq: MATR) today announced financial results for the first quarter ended March 31, 2012.

Mattersight’s total services revenue was $8.9 million, including $7.2 million of subscription revenues. The Company realized an “Adjusted Earnings¹” loss of $0.5 million for the first quarter of 2012. Adjusted Earnings is a non-GAAP measure. For a reconciliation of operating loss to Adjusted Earnings, see the accompanying schedule. Mattersight’s net loss was $3.4 million in the first quarter of 2012 and its operating loss from continuing operations² was $3.2 million.

Q1 Highlights

•	Increased subscription revenues by 7% sequentially, and 53% year over year, to a record $7.2 million

•	Grew total service revenues by 4% sequentially to $8.9 million

•	Expanded gross margins by 500 basis points sequentially

•	Improved operating performance by 500 basis points sequentially

•	Recorded managed services bookings of $8.0 million

•	Ended Q1 with managed services backlog³ of $94.6 million

•	Signed a record 7 new pilots, including 2 new logo customers

•	Converted 2 pilots, and ended Q1 with a record 13 pilots

Q2 Guidance

Mattersight currently expects its Q2 subscription revenues will be approximately $7.0 million, and its total services revenues will be approximately $8.4 million.

Conference Call Information

Mattersight management will host a conference call at 5:00 p.m. ET on Thursday, May 10, 2012. The conference call and slide presentation will be available at the Investment Community section of Mattersight’s website at http://www.mattersight.com/investment/. To listen to the conference call via telephone, please call 800.952.4789 (domestic) or 404.665.9579 (international), conference ID: 73455437.

For those who cannot access the live broadcast, a replay of the conference call will be available beginning approximately two hours after the live call is completed until May 24, 2012, by dialing 855.859.2056 (domestic) or 404.537.3406 (international), conference ID: 73455437.

Safe Harbor for Forward-Looking Statements

Statements in this press release that are not historical facts are “forward-looking statements” that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements, which may be identified by use of words such as “plan,” “may,” “might,” “believe,” “expect,” “intend,” “could,” “would,” “should,” and other words and terms of similar meaning, involve risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In addition to other factors and matters contained or incorporated in this document, important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements include, among other things, the risks detailed from time to time in Mattersight’s SEC filings. You can locate these filings on the Investor Relations page of Mattersight’s website, www.mattersight.com. Statements included or incorporated by reference into this press release are based upon information known to Mattersight as of the date of this press release, and the company assumes no obligation to publicly revise or update any forward-looking statement for any reason.

About Mattersight

Mattersight is a leader in enterprise analytics focused on customer and employee interactions and behaviors. Mattersight’s Behavioral Analytics service captures and analyzes customer and employee interactions, employee desktop data, and other contextual information to improve operational performance and predict future customer and employee outcomes. Mattersight’s analytics are based on millions of proprietary algorithms and the application of unique behavioral models. The company’s SaaS+ delivery model combines analytics in the cloud with deep customer partnerships to drive significant business value. Mattersight’s applications are used by leading companies in Healthcare, Insurance, Financial Services, Telecommunications, Cable, Utilities and Government. See What Matters™ by visiting www.Mattersight.com.

1	Mattersight presents Adjusted Earnings, a non-GAAP measure that represents cash earnings performance, excluding the impact of non-cash expenses and expense reduction activities, because management believes that Adjusted Earnings provide investors with a better understanding of the results of Mattersight’s operations. Management believes that Adjusted Earnings reflect Mattersight’s resources available to invest in its business and strengthen its balance sheet. In addition, expense reduction activities can vary significantly between periods on the basis of factors that management does not believe reflect current-period operating performance. Although similar adjustments for expense reduction activities may be recorded in future periods, the size and frequency of these adjustments cannot be predicted. The Adjusted Earnings measure should be considered in addition to, not as a substitute for or superior to, operating income, cash flows or other measures of financial performance prepared in accordance with GAAP.

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2	On May 28, 2011, the company divested its Integrated Contact Solutions (“ICS”) business unit and “eLoyalty” registered trademark / trade name to a subsidiary of TeleTech Holdings, Inc. As a result of this divestiture, the company has classified the ICS business unit as discontinued operations and the associated results of operations, financial position, and cash flows have been separately recorded as appropriate.

3	Mattersight uses the term “backlog” to reflect the estimated future amount of Managed services revenue related to its Managed services contracts. The value of these contracts is based on anticipated usage volumes over the anticipated term of the agreement. The anticipated term of the agreement is based on the contractually agreed fixed term of the contract, plus agreed upon, but optional, extension periods. Anticipated volumes may be greater or less than anticipated. In addition, these contracts typically are cancellable without cause based on the customer making a substantial early termination payment or forfeiture of prepaid contract amounts. The reported backlog is expected to be recognized as follows: $25.8m in 2012; $29.7m in 2013; $19.7m in 2014; $19.4m in 2015 and thereafter.

Contact

Bill Noon

Vice President, Chief Financial Officer

847.582.7019

ir@mattersight.com

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MATTERSIGHT CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in thousands, except per share data)

	For the
	Three Months Ended
	March 31, 2012	April 2, 2011
Revenue:
Behavioral Analytics revenue	$8,556	$5,967
Other revenue	345	580

Total services revenue	8,901	6,547
Reimbursed expenses	98	77

Total revenue	8,999	6,624
Operating expenses:
Cost of Behavioral Analytics revenue	3,188	2,762
Cost of other revenue	204	342

Cost of services	3,392	3,104
Reimbursed expenses	98	77

Total cost of revenue, exclusive of depreciation and amortization:	3,490	3,181
Sales, marketing and development	5,184	4,866
General and administrative	1,956	2,755
Severance and related costs	679	4
Depreciation and amortization	867	775

Total operating expenses	12,176	11,581

Operating loss	(3,177)	(4,957)
Interest and other (expense) income, net	(102)	131

Loss from continuing operations before income taxes	(3,279)	(4,826)
Income tax (provision) benefit	(10)	65

Loss from continuing operations	(3,289)	(4,761)
(Loss) income from discontinued operations, net of tax	(81)	122

Net loss	(3,370)	(4,639)
Dividends related to Series B Stock	(149)	(317)

Net loss available to common stockholders	$(3,519)	$(4,956)

Per common share:
Basic loss from continuing operations	$(0.22)	$(0.36	)¹

Basic (loss) income from discontinued operations	$(0.01)	$0.01

Basic net loss available to common stockholders	$(0.22)	$(0.36)

Per common share:
Diluted loss from continuing operations	$(0.22)	$(0.36	)¹

Diluted (loss) income from discontinued operations	$(0.01)	$0.01

Diluted net loss available to common stockholders	$(0.22)	$(0.36)

Shares used to calculate basic net loss per share	15,750	13,953

Shares used to calculate diluted net loss per share	15,750	13,953

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Stock-based compensation, primarily restricted stock, is included in individual line items above:

	For the
	Three Months Ended
	March 31, 2012	April 2, 2011
Cost of Behavioral Analytics revenue	$6	$7
Sales, marketing and development	697	872
General and administrative	400	550
Severance and related costs	268	—
Discontinued operations	—	77

1.	As reported in its Form 8-K filed today with the SEC, the Company intends to restate its previously issued Consolidated Statement of Operations for the three year period ended December 31, 2011 to correct for an error in the calculation of Basic and Diluted loss per share from continuing operations. The restatement will reflect in such calculation dividends or other payments made in respect of the Series B Stock. Amounts shown for the three months ended April 2, 2011 reflect such corrections. The effect of such corrections results in a reduction of previously reported Basic and Diluted loss per share from continuing operations of ($0.02) for the period. The change in presentation will have no effect on net loss or any other amounts for any period.

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MATTERSIGHT CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(Unaudited and in thousands)

	For the
	Three Months Ended
	March 31, 2012	April 2, 2011
Net loss	$(3,370)	$(4,639)
Other comprehensive loss:
Effect of currency translation	5	(92)

Comprehensive net loss	$(3,365)	$(4,731)

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MATTERSIGHT CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share and per share data)

	March 31, 2012	December 31, 2011
ASSETS:
Current Assets:
Cash and cash equivalents	$26,130	$29,408
Restricted cash	1,500	1,500
Receivables (net of allowances of $10 and $13)	2,068	2,540
Prepaid expenses	5,565	5,302
Other current assets	479	288

Total current assets	35,742	39,038
Equipment and leasehold improvements, net	4,273	4,271
Goodwill	972	972
Intangibles, net	235	238
Other long-term assets	4,278	4,746

Total assets	$45,500	$49,265

LIABILITIES AND STOCKHOLDERS’ EQUITY:

Current Liabilities:
Short-term debt	$3,629	$3,567
Accounts payable	657	812
Accrued compensation and related costs	1,978	1,382
Unearned revenue	9,140	9,783
Other current liabilities	3,795	3,673

Total current liabilities	19,199	19,217
Long-term unearned revenue	2,387	3,036
Other long-term liabilities	1,090	1,401

Total liabilities	22,676	23,654

Series B Stock, $0.01 par value; 5,000,000 shares authorized and designated; 1,670,696 and 1,670,696 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively, with a liquidation preference of $8,670 and $8,819 at March 31, 2012 and December 31, 2011, respectively	8,521	8,521
Stockholders’ Equity:
Preferred stock, $0.01 par value; 35,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 50,000,000 shares authorized; 17,983,189 and 18,037,552 shares issued at March 31, 2012, and at December 31, 2011, respectively; and 16,794,571 and 16,935,204 outstanding at March 31, 2012 and December 31, 2011, respectively	180	180
Additional paid-in capital	213,691	212,618
Accumulated deficit	(189,149)	(185,779)
Treasury stock, at cost, 1,188,618 and 1,102,348 shares at March 31, 2012 and December 31, 2011, respectively	(6,386)	(5,891)
Accumulated other comprehensive loss	(4,033)	(4,038)

Total stockholders’ equity	14,303	17,090

Total liabilities and stockholders’ equity	$45,500	$49,265

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MATTERSIGHT CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited and in thousands)

	For the Three Months Ended
	March 31, 2012	April 2, 2011
Cash Flows from Operating Activities:
Net loss	$(3,370)	$(4,639)
Less: net (loss) income from discontinued operations	(81)	122

Net loss from continuing operations	(3,289)	(4,761)
Adjustments to reconcile net loss from continuing operations to net cash (used in) provided by operating activities:
Depreciation and amortization	867	775
Stock-based compensation	1,103	1,429
Severance and related costs	268	—
Other	(2)	(86)
Changes in assets and liabilities:
Receivables	474	266
Prepaid expenses	196	(1,533)
Other assets	(63)	(17)
Accounts payable	(155)	881
Accrued compensation and related costs	328	(160)
Unearned revenue	(1,292)	1,970
Other liabilities	(198)	(104)

Total adjustments	1,526	3,421

Net cash used in continuing operations	(1,763)	(1,340)
Net cash used in discontinued operations	(31)	(378)

Net cash used in operating activities	(1,794)	(1,718)

Cash Flows from Investing Activities:
Capital expenditures and other	(156)	(206)

Net cash used in continuing investing activities	(156)	(206)
Net cash used in discontinued investing activities	—	(158)

Net cash used in investing activities	(156)	(364)

Cash Flows from Financing Activities:
Principal payments under capital lease obligations	(536)	(444)
Acquisition of treasury stock	(495)	(302)
Payment of Series B Stock dividends	(298)	—
Fees from issuance of common stock	(43)	—
Proceeds from stock compensation and employee stock purchase plans, net	34	34

Net cash used in continuing financing activities	(1,338)	(712)
Net cash used in discontinued financing activities	—	(29)

Net cash used in financing activities	(1,338)	(741)

Effect of exchange rate changes on cash and cash equivalents by continuing operations	10	(86)
Effect of exchange rate changes on cash and cash equivalents by discontinued operations	—	(22)

Effect of exchange rate changes on cash and cash equivalents	10	(108)

Decrease in cash and cash equivalents	(3,278)	(2,931)
Cash and cash equivalents, beginning of period	29,408	20,872

Cash and cash equivalents of continuing operations, end of period	$26,130	$17,941

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	For the Three Months Ended
	March 31, 2012	April 2, 2011
Non-Cash Investing and Financing Transactions:
Capital lease obligations incurred	$710	$639
Capital equipment purchased on credit	710	639
Supplemental Disclosures of Cash Flow Information:
Interest paid	$44	$39

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MATTERSIGHT CORPORATION

CALCULATION OF ADJUSTED EARNINGS MEASURE

(Unaudited and in thousands)

	For the
	Three Months Ended
	March 31, 2012	April 2, 2011
GAAP — Operating loss	$(3,177)	$(4,957)
Add back (reduce) the effect of:
Stock-based compensation	1,103	1,429
Severance and related costs	679	4
Depreciation and amortization	867	775

Adjusted earnings measure — (loss)	$(528)	$(2,749)

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